EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-118757, 333-167298, 333-176115, 333-190110, 333-198042, 333-206278, 333-219789 and 333-232949) on Form S-8 and (Nos. 333-239361 and 333-256963) on Form S-3 of our report dated February 24, 2025, with respect to the consolidated financial statements of The Cheesecake Factory Incorporated and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Los Angeles, California
February 24, 2025